                                                                Exhibit h(67)(b)

                                 AMENDMENT NO. 1
                                PRIVATE PLACEMENT
                             PARTICIPATION AGREEMENT


     The Private Placement Participation Agreement (the "Agreement"), dated September 25, 2000, by and among AIM Variable Insurance Funds, a Delaware trust, Security Life of Denver Insurance Company, a Colorado life insurance company and ING America Equities, Inc., a Colorado corporation, is hereby amended as follows:

     Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:



                                   SCHEDULE A

--------------------------------------------------------------------------------------------------------------------------------
            FUNDS AVAILABLE UNDER              SEPARATE ACCOUNTS                       CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS
                THE CONTRACTS                  UTILIZING THE FUNDS
              (SERIES I SHARES)
--------------------------------------------------------------------------------------------------------------------------------
AIM V.I. Capital Appreciation Fund             Security Life Separate Account          Magnastar Private Placement Variable Life
                                               SLDM1
AIM V.I. Government Securities Fund
                                               Security Life Separate Account
                                               SLDM2
                                               ---------------------------------------------------------------------------------
                                                                                      ING PRIVATE MARKET ADVANTAGE VARIABLE
                                               Security Life Separate Account         UNIVERSAL LIFE
                                               SLDP1

                                               Security Life Separate Account
                                               SLDP2
--------------------------------------------------------------------------------------------------------------------------------

     All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.


Effective Date: September 5, 2001
                -----------------


                                            AIM VARIABLE INSURANCE FUNDS



Attest: /s/ Nancy L. Martin                 By: /s/ Carol F. Relihan
        -------------------------               -----------------------------
Name:   Nancy L. Martin                     Name:   Carol F. Relihan
Title:  Assistant Secretary                 Title:  Senior Vice President


(SEAL)



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

                                            SECURITY LIFE OF DENVER INSURANCE COMPANY



Attest: /s/ Eric G. Banta                   By: /s/ Jim Livingston
        -------------------------               -----------------------------
Name:   Eric G. Banta                       Name:   Jim Livingston
Title:  Assistant Secretary                 Title:  Executive Vice President


(SEAL)


                                            ING AMERICA EQUITIES, INC.



Attest: /s/ Eric G. Banta                   By: /s/ Pamela S. Anson
        -------------------------               -----------------------------
Name:   Eric G. Banta                       Name:   Pamela S. Anson
Title:  Assistant Secretary                 Title:  Vice President


(SEAL)



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